VERTEX ENERGY, INC. 8-K

EXHIBIT 10.1

SECOND AMENDED AND RESTATED INTERCREDITOR AGREEMENT

originally dated as of April 1, 2022, as amended and restated as of May 26, 2023, and as further amended and restated June 3, 2024

INTERCREDITOR AGREEMENT

dated as of April 1, 2022
among
CANTOR FITZGERALD SECURITIES,
as the Term Loan Agent,
MACQUARIE ENERGY NORTH AMERICA TRADING INC.,
as the Intermediation Facility Secured Party,
VERTEX REFINING ALABAMA LLC, as the Company
and
THE OTHER ACKNOWLEDGING AFFILIATES PARTY HERETO

TABLE OF CONTENTS

 i

 ii

Annex I	–	[Reserved]

Annex II	–	Provisions for Finance Documents

Annex III	–	Joinder Agreement

 iii

Article I.  SECOND AMENDED AND RESTATED INTERCREDITOR AGREEMENT

This SECOND AMENDED AND RESTATED INTERCREDITOR AGREEMENT (this “Agreement”), originally dated as of April 1, 2022, amended and restated as of May 26, 2023 and as further amended and restated as of June 3, 2024 by and among Cantor Fitzgerald Securities, as collateral agent (in such capacity, with its successors and assigns, the “Term Loan Agent”) for the Term Loan Secured Parties, Macquarie Energy North America Trading Inc., in its capacity as intermediator under the Intermediation Facility Documents (in such capacity, with its successor and assigns, the “Intermediation Facility Secured Party”), Vertex Refining Alabama LLC, a Delaware limited liability company (the “Company” or “Grantor”), and each of the other companies appearing on the signature pages hereto (collectively, the “Acknowledging Affiliates”).

WHEREAS, the Company is a borrower under the Term Loan Agreement, pursuant to which the lenders party thereto have made and/or will make term loans to the Company on the terms and conditions set forth therein; and

WHEREAS, the Company has or will become a party to the Intermediation Agreement, which provide certain arrangements for (i) the provision of intermediation services by the Intermediation Facility Secured Party to the Company and (ii) certain other transactions between the Intermediation Facility Secured Party and the Company related thereto; and

WHEREAS, the Grantors, including the Company, have granted, or will grant, Liens on certain of their respective assets (i) to the Term Loan Agent pursuant to the Term Loan Collateral Documents to secure the Term Loan Obligations and (ii) to the Intermediation Facility Secured Party pursuant to the Intermediation Facility Documents to secure the Intermediation Facility Obligations; and

WHEREAS, it is the desire of the parties hereto to set forth their respective rights and priorities with respect to the Collateral;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained and other good and valuable consideration, the existence and sufficiency of which is expressly recognized by all of the parties hereto, the parties agree as follows:

ARTICLE 1
DEFINITIONS

Section 1.01. UCC Definitions. Unless otherwise defined herein, the following terms are used herein as defined in the Uniform Commercial Code: Accounts, Chattel Paper, Commercial Tort Claims, Commodities Account, Deposit Account, Documents, Electronic Chattel Paper, Equipment, Financial Assets, Fixtures, General Intangibles, Instruments, Investment Property, Letter-of-Credit Rights, Letters of Credit, Money, Payment Intangibles, Proceeds, Records, Securities Account, Security Entitlements, and Supporting Obligations.

Section 1.02. Definitions. The following terms, as used herein, have the following meanings:

“Access Period” has the meaning set forth in Section 3.04(b)(iii).

“Acknowledging Affiliates” has the meaning set forth in the introductory paragraph of this Agreement.

“Adequate Protection Liens” means any Liens granted in any Insolvency Proceeding to any Secured Party as adequate protection for the value of the Liens securing the Secured Obligations held by such Secured Party.

“Affiliate” means, with respect to any Person, any Person that owns or Controls such Person, any Person that Controls or is Controlled by or is under common Control with such Person or each of such Person’s senior executive officers, directors, members or partners. Notwithstanding anything to the contrary, no Secured Party (nor any of their Affiliates), shall be an Affiliate of any Grantor or of any Subsidiary of any Grantor.

“Applicable Law” means, as to any Person, all applicable laws of any Governmental Authority binding upon such Person or to which such a Person is subject.

“Bankruptcy Code” means (x) Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute, or (y) equivalent legislation in any jurisdiction applicable to the Grantors.

“BTCs” means Biodiesel Blender’s Tax Credits.

“Business Interruption Insurance Percentage” shall mean, as of any date of determination, (i) with respect to the Intermediation Facility Secured Parties, the percentage determined by dividing the Intermediation Facility Secured Parties’ respective Intermediation Facility Obligations outstanding after the Intermediation Facility Secured Parties have marshalled, taken, liquidated and exhausted all remedies and recoveries available to such Intermediation Facility Secured Parties from any other Intermediation Facility Priority Collateral and any insurance rights owned or held by the Intermediation Facility Secured Parties in their own name covering such Collateral in accordance with Section 3.08 hereof to the Intermediation Facility Obligations under the respective Intermediation Facility Documents, by the sum of such Intermediation Facility Obligations, plus the outstanding Term Loan Obligations, in each case, as of the time of the occurrence of the event giving rise to the payment of business interruption insurance; and (ii) with respect to the Term Loan Secured Parties, the difference between 100% and the percentage determined in item (i) of this definition.

“Cash Equivalents” means, as to any Person: (a) securities issued or directly and guaranteed or insured by the United States or any agency or instrumentality thereof having maturities of not more than twelve (12) months from the date of acquisition; (b) securities issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof having maturities of not more than twelve (12) months from the date of acquisition and having one of the two highest ratings from either Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., or Moody’s Investors Service, Inc.; (c) certificates of deposit, denominated solely in U.S. Dollars, maturing within 180 days after the date of acquisition, issued by any commercial bank organized under the laws of the United States or any state thereof or the District of Columbia or that is a U.S. subsidiary of a foreign commercial bank; in each of the foregoing cases, solely to the extent that: (i) such commercial bank’s short-term commercial paper is rated at least A-1 or the equivalent by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., or at least P-1 or the equivalent thereof by Moody’s Investors Service, Inc. (any such commercial bank, an “Approved Bank”); or (ii) the par amount of all certificates of deposit acquired from such commercial bank are fully insured by the Federal Deposit Insurance Corporation; or (d) commercial paper issued by any Approved Bank (or by the parent company thereof), in each case maturing not more than twelve months after the date of the acquisition thereof.

“Catalyst Assets” means any catalyst assets and inventory constituting catalyst, precious metals assets and precious metals inventory and all additions, accessions and all rights related thereto.

“CFP” means any current or future U.S. federal, state, regional or local renewable or clean transportation fuel program, other than the RFS Program, the LCFS, and the OCFP.

“CFP Credits” means credits generated and traded under the relevant CFP.

“Class” refers to the determination in relation to any particular Type of Collateral: (i) with respect to any Secured Obligations and (ii) with respect to any Secured Party.

“Collateral” means, collectively, the Intermediation Facility Priority Collateral and the Term Loan Priority Collateral.

“Company” has the meaning set forth in the introductory paragraph of this Agreement.

“Conforming Renewable Product” means a renewable diesel that (i) is produced from one hundred percent (100%) Renewable Biomass and no portion of which is produced from non-renewable feedstock, including petroleum products; (ii) meets the Renewable Product Specifications, and (iii) is eligible to generate a valid RIN with a D Code of 4 under the RFS Program.

“Control” means the ability to directly or indirectly vote more than thirty percent (30%) of the outstanding voting stock of any Person. “Controlled” shall have the correlative meaning thereto.

“Controlling Term Loan Agent” means the collateral agent under the replacement Term Loan Agreement (if any) holding the largest outstanding principal amount of Term Loan Obligations then outstanding.

“Copyrights” means any and all copyright rights in the United States (whether registered or unregistered and whether published or unpublished), copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, together with any and all (i) rights and privileges arising under Applicable Law with respect thereto and (ii) renewals and extensions thereof.

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“DIP Financing” has the meaning set forth in Section 5.02(a).

“Discharge of Intermediation Facility Obligations” means both of the following have occurred: (a) the Intermediation Agreement has been terminated including all commitments for further purchases of inventory thereunder, either (i) at the expiration or deemed expiration of its stated term, (ii) by mutual written agreement by the parties thereto or (iii) otherwise in accordance with the Intermediation Agreement, and (b) payment has been made in full in cash of all Intermediation Facility Obligations (including all “termination amounts” or “settlement amounts”, if any) that are due and payable or otherwise accrued and owing in connection with any such termination of the Intermediation Agreement (other than those that constitute Unasserted Contingent Obligations).

“Discharge of Term Loan Obligations” means that both of the following have occurred (a) the Term Loan Agreement has been terminated including all commitments for further extensions of credit thereunder, either (i) at the expiration or deemed expiration of its stated term, (ii) by mutual written agreement by the parties thereto or (iii) otherwise in accordance with the Term Loan Agreement, and (b) payment has been made in full in cash of all Term Loan Obligations (including all regular and/or default interest, premiums, fees, expenses, and indemnities if any that are due and payable or otherwise accrued and owing in connection with the termination of the Term Loan Agreement (other than those that constitute Unasserted Contingent Obligations)).

“Enforcement Action” means, with respect to any Class of Secured Obligations, the exercise of any rights and remedies with respect to any Collateral securing such obligations or the commencement or prosecution of enforcement of any of the rights and remedies under the Finance Documents of such Class, or Applicable Law, in each case, with respect to any Collateral, including the exercise of any rights of set-off or recoupment, and the exercise of any rights or remedies of a secured creditor under the Uniform Commercial Code, the Bankruptcy Code or other similar creditors’ rights, bankruptcy, insolvency, reorganization or similar laws of any applicable jurisdiction.

“Environmental Attributes” means any and all attributes, credits, benefits, emission reductions, offsets, and allowances, howsoever entitled, attributable to the characteristics, production, use or combustion of renewable diesel or its displacement or reduction in the use of transportation fuel, but only to the extent that any of the foregoing is generated, produced and verified through and in compliance with the RFS Program, the LCFS, the OCFP, and any other applicable CFP. For sake of clarity, Environmental Attributes (i) to the extent verified, includes RINs, BTCs, LCFS Credits, OCFP Credits, and CFP Credits, and (ii) excludes any federal or state tax credits, development credits, or similar incentives (other than any BTCs, which, for the avoidance of doubt, shall be included in the definition of “Environmental Attributes”).

“Equity Interests” mean shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity interests in any Person, and any option, warrant, convertible debt or other right entitling the holder thereof to purchase or otherwise acquire any such equity interest.

“Event of Default” means an “Event of Default” or “Termination Event”, as applicable, in each case, as defined in the applicable First Priority Documents or any corresponding definition thereunder.

“Finance Document” means any of the Intermediation Facility Documents or the Term Loan Documents, as applicable.

“First Amendment and Restatement Date” means May 26, 2023.

“First Priority Documents” means, with respect to any Type of Collateral, the relevant Finance Documents governing the First Priority Obligations.

“First Priority Lien” means any Lien on any Type of Collateral securing any First Priority Obligation.

“First Priority Obligations” means, at any time of determination, (i) with respect to the Intermediation Facility Priority Collateral, all Intermediation Facility Obligations and (ii) with respect to the Term Loan Priority Collateral, all Term Loan Obligations.

“First Priority Obligations Payment Date” means (i) with respect to the Intermediation Facility Priority Collateral, the Intermediation Facility Termination Date and (ii) with respect to the Term Loan Priority Collateral, the Term Loan Termination Date.

“First Priority Representative” means, at any time of determination, with respect to any Type of Collateral, the applicable Representative for the holders of the First Priority Obligations with respect to such Collateral.

“First Priority Secured Parties” means, with respect to any Type of Collateral, the relevant First Priority Representative and the holders of such First Priority Obligations.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to any government (including any supernational bodies such as the European Union, the European Central Bank or the Organisation for Economic Co-operation and Development.

“Grantor” means the Company and each other Person that has granted (or may have from time to time hereafter grant) a Lien on any assets that constitute Collateral.

“Hydrocarbon Credit Support” means, as of any time, all Inventory constituting or consisting of “Hydrocarbons” (as defined in the Intermediation Agreement ) then owned or at any time hereafter acquired by the Company, that is located at a Company Storage Location (as defined in the Intermediation Facility Documents); provided that “Hydrocarbon Credit Support” shall not include any Excluded Property (as defined in the Intermediation Facility Security Documents) or any Catalyst Assets.

“Indebtedness” means and includes all obligations and liabilities that constitute “Indebtedness” under and as defined in the Term Loan Agreement or “Transaction Obligations” under and as defined in the Intermediation Agreement, as applicable.

“Independent Amount Letter” means the independent amount letter entered into between the Company and the Intermediation Facility Secured Party in connection with the Intermediation Agreement, as may be amended from time to time.

“Insolvency Proceeding” shall mean any of the following: (a) the filing by any Grantor of a voluntary petition in bankruptcy under any state, federal or foreign Debtor Relief Law (including the Bankruptcy Code) or a petition to take advantage of any receivership or insolvency laws, including any petition seeking the dissolution, winding up, total liquidation, reorganization, composition, arrangement, adjustment or readjustment or other relief of such Grantor, such Grantor’s debts or such Grantor’s assets or the appointment of a trustee, receiver, liquidator, custodian or similar official for such Grantor or a material part of such Grantor’s property; (b) the appointment of a receiver, liquidator, trustee, custodian or other similar official for such Grantor or all or a material part of such Grantor’s assets; (c) the filing of any petition against such Grantor under any state, federal or foreign Debtor Relief Law (including the Bankruptcy Code) or other receivership or insolvency law, including any petition seeking the dissolution, winding up, total liquidation, reorganization, composition, arrangement, adjustment or readjustment or other relief of such Grantor, such Grantor’s debts or such Grantor’s assets or the appointment of a trustee, receiver, liquidator, custodian or similar official for such Grantor or a material part of such Grantor’s property; (d) the general assignment by such Grantor for the benefit of creditors or any other marshaling of the assets and liabilities of such Grantor; or (e) any other case or proceeding of any type or nature in which substantially all claims of creditors of the Grantors are determined and any payment or distribution is or may be made on account of such claims.

“Intellectual Property” means all of a Person’s right, title, and interest in and to the following: Copyrights, Trademarks and Patents (including registrations and applications therefor prior to granting, and whether or not filed, recorded or issued); domain names; all trade secrets and related rights, including without limitation rights to unpatented inventions, know-how and manuals; all design rights; claims for damages by way of past, present and future infringement of any of the rights included above; all amendments, renewals and extensions of any Copyrights, Trademarks or Patents; all licenses or other rights to use any of the foregoing and all license fees and royalties arising from such use; and all proceeds and products of the foregoing.

“Intermediation Agreement” means the Supply and Offtake Agreement entered into between the Company and the Intermediation Facility Secured Party on April 1, 2022 in relation to, amongst other matters, the sale and purchase of “Crude Oil” and “Products” (each as defined in the Intermediation Agreement), as amended from time to time.

“Intermediation Cash Collateral” means the “Independent Amount” (as defined in the Independent Amount Letter).

“Intermediation Facility Documents” means the Intermediation Agreement, the Intermediation Facility Guaranty, the Intermediation Facility Parent Guaranty, the Independent Amount Letter and the other “Transaction Documents” (as defined in the Intermediation Agreement as amended from time to time in accordance herewith) and each of the other agreements, documents and instruments providing for or evidencing any other Intermediation Facility Obligations, and any other document or instrument executed or delivered at any time in connection with any Intermediation Facility Obligations, including any intercreditor or joinder agreement among holders of Intermediation Facility Obligations, to the extent such are effective at the relevant time, as each may be amended or modified from time to time in accordance with this Agreement.

“Intermediation Facility Guaranty” means that certain unsecured Guaranty, dated on or around the First Amendment and Restatement Date, made by Renewables Company in favor of the Intermediation Facility Secured Party with respect to the Guaranteed Obligations (as defined therein).

“Intermediation Facility Obligations” means all obligations of every nature of the Company under the Intermediation Facility Documents, the Parent under the Intermediation Facility Parent Guaranty and the Renewables Company under the Intermediation Facility Guaranty, including obligations to purchase Inventory, repay principal, pay interest (including default interest accruing pursuant to the terms of the applicable Intermediation Facility Document), fees (including prepayment fees), Post-Petition Interest, costs, expenses, indemnities or otherwise (including all fees and disbursements of counsel to the Intermediation Facility Secured Parties or any other holder of Intermediation Facility Obligations that, in each case, are required to be paid or reimbursed by the Company pursuant to the terms of any such Intermediation Facility Document, Parent pursuant to the Intermediation Facility Parent Guaranty or Renewables Company pursuant to the Intermediation Facility Guaranty), in each case, whether fixed or contingent, whether direct or indirect, whether due or to become due and whether now existing or hereafter incurred, but for the avoidance of doubt, excluding all Term Loan Bank Product Obligations under any Intermediation Facility Documents.

“Intermediation Facility Parent Guaranty” means that certain unsecured Guaranty, dated as of April 1, 2022, made by Parent in favor of the Intermediation Facility Secured Party with respect to the Guaranteed Obligations (as defined therein).

“Intermediation Facility Priority Collateral” means all of the following assets of the Company with respect to which a Lien is granted as security for the Intermediation Facility Obligations in each case whether tangible or intangible: (a) all Inventory subject to or intended to be sold as Intermediation Title Property under the Intermediation Facility Documents; (b) all Inventory constituting Hydrocarbon Credit Support; (c) the Intermediation Facility Secured Parties’ Business Interruption Insurance Percentage of the proceeds of business interruption insurance policies (subject in all respects to Section 3.08); and (d) all Proceeds of (including other proceeds of insurance with respect to the foregoing), and Supporting Obligations (including Letter-of-Credit Rights) with respect to, any of the foregoing.

“Intermediation Facility Representative” means, initially, the Intermediation Facility Secured Party as set forth in the introductory paragraph of this Agreement or, from and after the date of any Refinancing in full or replacement of the Intermediation Agreement (or entry into any other permitted Intermediation Agreement), the Person(s) identified as the intermediation facility representative under such replacement or additional Intermediation Agreement; provided that the Intermediation Agreement (or any other of the Transaction Documents (as defined in the Intermediation Agreement)) in effect on April 1, 2022, as amended, modified or waived, shall not constitute a “replacement” Intermediation Agreement.

“Intermediation Facility Secured Parties” means the Intermediation Facility Secured Party and all other holders of the Intermediation Facility Obligations.

“Intermediation Facility Security Documents” means, individually or collectively, as context requires, all “Lien Documents” (under and as defined in the Intermediation Agreement) or other agreements which grant or transfer for security executed and delivered by any Grantor creating (or purporting to create) a Lien upon Intermediation Facility Priority Collateral in favor of the Intermediation Facility Secured Party or contains any right for remedies or enforcement in favor of the Intermediation Facility Secured Party involving Collateral, in each case, as amended, restated, amended and restated, modified, renewed, restated or replaced, in whole or in part, from time to time.

“Intermediation Facility Termination Date” means the first date on which the Discharge of Intermediation Facility Obligations in respect of the applicable Intermediation Facility Documents shall have occurred. Notwithstanding the foregoing, if at any time substantially concurrently with or after any Intermediation Facility Termination Date has occurred, any Grantor enters into any Intermediation Facility Document evidencing any Intermediation Facility Obligations permitted hereby, then such Intermediation Facility Termination Date shall automatically be deemed to not have occurred for all purposes of this Agreement, and the obligations under such Intermediation Facility Document shall automatically be treated as “Intermediation Facility Obligations” for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein.

“Intermediation Title Property” means the volumes of Inventory that are owned or under contract to be acquired and owned by the Intermediation Facility Secured Parties and held in any of the “Included Storage Locations” (as defined in the Intermediation Agreement) pursuant to the Intermediation Agreement.

“Inventory” means any and all inventory of any Grantor, including (i) crude oil, refined products, sulfur or other hydrocarbon inventory of the Grantors (including hydrocarbons in storage, in transit, in process or in pipelines of the Refinery), Renewable Feedstock and refined product (including Renewable Biomass), (ii) Renewable Product, (iii) Environmental Attributes, (iv) RINs and (v) all other property or assets included within the scope of the definition of “Inventory” as such term is defined in the UCC but excluding Catalyst Assets which are not intended to be Intermediation Facility Priority Collateral.

“LCFS” means the California Low Carbon Fuel Standard as set forth in Section 95484 of Title 17 of the California Code of Regulations, as amended or supplemented.

“LCFS Credits” means a Credit as defined in the LCFS Regulations.

“LCFS Regulations” means the regulations, orders, decrees and standards issued by a Governmental Authority implementing or otherwise applicable to the LCFS as set forth in 17 CCR § 95480 et seq. and each successor regulation.

“License Expiration Date” has the meaning set forth in Section 3.04(c).

“Lien” means any pledge, bailment, lease, mortgage, deed of trust (or similar instrument), hypothecation, conditional sales and title retention agreement, charge, claim, encumbrance or other lien in favor of any Person.

“Mortgage” means each of the mortgages and deeds of trust made by any Grantor to secure any Secured Obligations or under which rights or remedies with respect to any such Lien are governed.

“Non-Conforming Renewable Product” means a renewable diesel that (i) is produced from one hundred percent (100%) Renewable Biomass and no portion of which is produced from non-renewable feedstock, including petroleum products; and (ii) does not meet the Renewable Product Specifications.

“OCFP” means the Oregon Clean Fuels Program as set forth in Oregon Administrative Rules 340-253-0060(4) and each successor regulation.

“OCFP Credits” means a credit as defined in the OCFP Regulations.

“OCFP Regulations” mean the regulations, orders, decrees and standards issued by a Governmental Authority implementing or otherwise applicable to the OCFP.

“Parent” means Vertex Energy, Inc., a Nevada corporation.

“Patents” means all issued patents, patent applications and like protections including without limitation rights and privileges arising under Applicable Law with respect thereto (in the United States), inventions, improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Post-Petition Interest” means any interest or entitlement to fees or expenses or other charges that accrues after the commencement of any Insolvency Proceeding, whether or not such interest, fees, expenses or other charges are allowed or allowable against the Parent, the Company or any of its affiliates under the Finance Documents in such Insolvency Proceeding.

“Re-Characterization” means the actual or purported re-characterization by any court, arbitrator or Governmental Authority re-characterizing all or part of the transactions contemplated by any Intermediation Agreement (whether as a financing transaction or otherwise) in such manner as to give any Grantor rights, title or interest in any Intermediation Title Property or otherwise purport to include any Intermediation Title Property in the debtor’s estate of any Grantor. “Re-Characterized” shall have a correlative meaning.

“Real Property” means, at any time, any of the real property owned or leased by any Grantor.

“Recovery” has the meaning set forth in Section 5.05.

“Refinance” means, in respect of any indebtedness or other obligation, to refinance, extend, renew, defease, supplement, restructure, replace, refund or repay, or to issue other indebtedness or obligation in exchange or replacement for such indebtedness or obligation, in whole or in part, whether with the same or different lenders, arrangers, agents or buyers. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinery” means that certain facility acquired by the Company, located at Mobile, Alabama consisting of petroleum processing equipment and related facilities.

“Renewable Biomass” has the meaning set forth in 42 U.S.C. § 7545(o)(I).

“Renewable Feedstock” means all renewable feedstocks, including Renewable Biomass.

“Renewable Product” means all Conforming Renewable Product or Non-Conforming Renewable Product.

“Renewable Product Specifications” means (i) the requirements and specifications for fuels and fuel additives established by the U.S. Environmental Protection Agency in Part 79 of Title 40 of the Code of Federal Regulations; (ii) the requirements and specifications established by the California Air Resources Board in Sections 2281, 2282, and 2284 of Title 13 of the California Code of Regulations; (iii) the requirements and specifications of American Society of Testing and Materials specification D 975; and (iv) all requirements under Applicable Law governing the production and composition of renewable diesel sold and used as vehicle fuel, including those imposed by any Governmental Authority and under any CFP.

“Renewables Company” means Vertex Renewables Alabama LLC, a Delaware limited liability company.

“Representatives” means the Intermediation Facility Representative or the Term Loan Agent, as applicable.

“RFS Program” means the renewable fuel program and policies established section 211(o) of the Clean Air Act (42 U.S.C. § 7545(o)) as implemented by the U.S. Environmental Protection Agency under Subpart M of Part 80 of Title 40 of the Code of Federal Regulations.

“RIN” means renewable identification number, which is the serial number assigned to a batch of biofuel for the purpose of tracking biofuel production, use and trading as required by the RFS Program.

“Second Amendment and Restatement Date” means June 3, 2024.

“Secured Obligations” means the Intermediation Facility Obligations and the Term Loan Obligations.

“Secured Parties” means the Intermediation Facility Secured Parties and the Term Loan Secured Parties.

“Security Document” means any of the Intermediation Facility Security Documents and the Term Loan Collateral Documents.

“Subsidiary” means any Person that is an entity of which a majority of the outstanding capital stock, membership interests, partnership interests or other equity interests entitled to vote for the election of directors, managers or the equivalent is owned by Parent directly or indirectly through Subsidiaries including any Subsidiary formed after April 1, 2022. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Parent.

“Supporting Obligations” means all supporting obligations, as such term is defined in Section 9-102 of the New York UCC.

“Term Loan Agent” means, initially, the Term Loan Agent as set forth in the introductory paragraph of this Agreement or, from and after the date of any Refinancing in full or replacement of the Term Loan Agreement, the Person identified as the collateral agent under such replacement Term Loan Agreement or, if there is more than one replacement Term Loan Agreement outstanding at any time, the Controlling Term Loan Agent; provided that the Term Loan Agreement in effect on April 1, 2022, as amended, modified or waived, shall not constitute a “replacement” Term Loan Agreement.

“Term Loan Agreement” means (i) that certain Loan and Security Agreement, dated as of April 1, 2022, among the Parent, Company, the other guarantors party thereto, the lenders party thereto and the Term Loan Agent, as amended, restated, amended and restated, supplemented or otherwise modified from time to time after April 1, 2022 in accordance with this Agreement and (ii) any credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any Indebtedness or other financial accommodation incurred or provided in connection with any Refinancing of Indebtedness thereunder.

“Term Loan Bank Product Obligations” shall mean all “Bank Product Obligations” (as defined in the Term Loan Agreement) arising under Secured Bank Product Agreements and Secured Hedge Agreements (each as defined in the Term Loan Agreement); provided that Term Loan Bank Product Obligations shall not include any Intermediation Facility Obligations (including, without limitation, any Transaction Obligations and Related Hedges (in each case, under and as defined under the Intermediation Agreement (as in effect on April 1, 2022)) under any Intermediation Facility Document, including, without limitation, by virtue of setoff or indemnification rights under any such Intermediation Facility Documents).

“Term Loan Collateral Documents” means the “Collateral Documents” as defined in the Term Loan Agreement or any corresponding definition thereunder.

“Term Loan Documents” means the Term Loan Agreement, the Term Loan Collateral Documents and any other “Loan Documents” (as defined in the Term Loan Agreement or any corresponding definition thereunder), other than this Agreement.

“Term Loan Obligations” means all “Secured Obligations” as defined in the Term Loan Agreement or any corresponding definition thereunder.

“Term Loan Priority Collateral” means all of the assets and property of any Grantor whether real, personal or mixed, to which a Lien has been granted as security for the Term Loan Priority Collateral that does not constitute Intermediation Facility Priority Collateral, and including, for the avoidance of doubt, all of the following: (a) all Equipment, all Real Property and interests therein (including both fee and leasehold interests) and all fixtures including all buildings, terminals, storage tanks, refining and other facilities, pipelines, pipeline rights, loading racks, rail spurs and loading facilities; (b) all Intellectual Property; (c) all cash, Cash Equivalents, checks and other negotiable Instruments, funds and other evidences of payment and all Financial Assets, in each case, held on deposit therein and credited thereto, all Security Entitlements arising therefrom; which for the avoidance of doubt, includes all cash and Cash Equivalents in any Deposit Account of the Company or Renewables Company; (d) all Equity Interests; (e) all Commercial Tort Claims; (f) all Accounts, Payment Intangibles and any other rights arising thereunder; (g) all Payments Intangibles that represent tax refunds in respect of or otherwise related to real property or Fixtures or other extraordinary receipts of any kind; (h) all other General Intangibles, all Investment Property, all Documents, all Instruments (including all promissory notes), all Chattel Paper (including Electronic Chattel Paper) and all Letter-of-Credit Rights; (i) all other assets not constituting Intermediation Facility Priority Collateral, including for the avoidance of doubt, all Inventory of each Grantor other than the Company; (j) all Proceeds, including all insurance proceeds, including for the avoidance of doubt, the Term Loan Secured Parties’ Business Interruption Insurance Percentage of proceeds of all business interruption insurance policies or Proceeds of any of the foregoing and all collateral security guarantees, Supporting Obligations or other credit support given by any Person with respect to any of the foregoing; and (k) all books and records relating to any of the foregoing.

“Term Loan Required Lenders” means the “Required Lenders” as defined in the Term Loan Agreement or any corresponding definition thereunder.

“Term Loan Secured Parties” means the Term Loan Agent and all other holders of the Term Loan Obligations.

“Term Loan Termination Date” means the first date on which the Discharge of Term Loan Obligations shall have occurred. For the avoidance of doubt, a Refinancing of the Term Loan Obligations shall not give rise to the Term Loan Termination Date unless the terms thereof expressly so provide with reference to this Agreement.

“Termination Date” means any of the Intermediation Facility Termination Date and the Term Loan Termination Date, as applicable.

“Trademarks” means any and all trademark and service mark rights, whether registered or not, applications to register and registrations of the same and like protections (whether filed with the USPTO or any similar offices in any State of the United States), and the entire goodwill of the business of the Grantor connected with and symbolized by such trademarks, together with any and all (i) rights and privileges arising under Applicable Law, (ii) extensions and renewals thereof and (iii) rights corresponding thereto throughout the world.

“Type” when used to describe any Collateral, refers to whether such Collateral is Intermediation Facility Priority Collateral or Term Loan Priority Collateral.

“Unasserted Contingent Obligations” means, at any time, with respect to any Class of Secured Obligations, Secured Obligations of such Class for taxes, costs, indemnifications, reimbursements, damages and other liabilities (excluding (i) the principal of, and interest and premium (if any) on, and fees and expenses relating to, any Secured Obligation of such Class and (ii) contingent reimbursement obligations in respect of amounts that may be drawn under outstanding letters of credit) in respect of which no assertion of liability (whether oral or written) and no claim or demand for payment (whether oral or written) has been made (and, in the case of Secured Obligations of such Class for indemnification, no notice for indemnification has been issued by the indemnitee) at such time.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or, when the laws of any other jurisdiction govern the perfection or enforcement of any Lien, the Uniform Commercial Code of such jurisdiction.

“United States” means the United States of America.

Section 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented, modified, restated, replaced, refinanced, extended, renewed or restructured (subject to any restrictions on such supplements, amendments, modifications, replacements, refinancings, extensions, renewals, restatements or restructurings set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (f) references to any law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such law (including by succession of comparable successor laws), and (g) in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including”.

ARTICLE 2
LIEN PRIORITIES

Section 2.01.       Lien Priorities.

(a)       Each Representative hereby (i) acknowledges that the Grantors (x) have granted or will grant Liens on the Collateral in favor of the Term Loan Agent (for the benefit of itself and/or the other Term Loan Secured Parties) to secure the Term Loan Obligations and (y) have granted or will grant Liens on the Collateral in favor of the Intermediation Facility Secured Parties to secure the Intermediation Facility Obligations. Notwithstanding anything to the contrary herein or any Finance Document, any and all Liens now existing or hereafter created or arising, regardless of how or when acquired, whether by grant, statute, operation of law, subrogation or otherwise, are expressly, and shall remain, junior in priority, operation and effect to any and all First Priority Liens now existing or hereafter created or arising, notwithstanding (i) the date, time, method, manner or order of grant, attachment, or perfection of any Liens granted to any Secured Party in respect of all or any portion of the Collateral, (ii) the order or time of filing or recordation of any document or instrument for perfecting the Liens in favor of any Secured Party in any Collateral, (iii) any provision of the UCC, any other applicable law or any of the Finance Documents, (iv) whether the Liens securing any of the Secured Obligations are valid, enforceable, void, avoidable, subordinated, disputed, or allowed, (v) whether any Term Loan Agent or Intermediation Facility Secured Party, in each case directly or through agents, has control over all or any portion of the Collateral, (vi) any defect or deficiencies in, or non-perfection or alleged or purported defect or deficiency in any of the foregoing (including any failure to perfect or lapse in perfection), setting aside, Re-Characterization, or avoidance (including as a fraudulent conveyance or otherwise) of, any Lien, or (vii) the fact that any such First Priority Liens are (x) subordinated to any Lien securing any obligation of any Grantor or (y) otherwise subordinated, voided, avoided, invalidated or lapsed in any manner.

(b)       No Secured Party shall object to or contest, or support any other Person in contesting or objecting to, in any proceeding (including any Insolvency Proceeding), the validity, extent, perfection, priority or enforceability of any Lien on the Collateral granted to any other Secured Party to secure any Secured Obligations. No Secured Party shall take, or cause to be taken, any action the purpose of which is to make any other Lien pari passu with or senior to the First Priority Lien. Nothing in this Section 2.01(b) shall be construed to prevent or impair the rights of any party hereto to enforce the terms of this Agreement, or in accordance with the terms of this Agreement, any of the Finance Documents, or to prohibit any Secured Party from exercising any rights expressly granted to it under this Agreement.

(c)       Notwithstanding any failure by any Secured Party to perfect any Lien on the Collateral securing Secured Obligations or any avoidance, setting aside, Re-Characterization, invalidation or subordination by any third party or court of competent jurisdiction of the security interests in the Collateral granted to such Secured Party to secure any Secured Obligations, the priority and rights as among the Secured Parties with respect to the Collateral shall be as set forth herein.

(d)       Nothing in this Agreement shall affect the right of (i) any Secured Party to receive payments of interest, principal and other required amounts in respect of their respective Secured Obligations, unless the payment or receipt of amounts or performance thereof is expressly prohibited by this Agreement or any of the Finance Documents pursuant to which it is acting as a Secured Party, (ii) the Intermediation Facility Secured Parties to (A) require performance from the Company pursuant to the Intermediation Facility Documents or from Parent pursuant to the Intermediation Facility Parent Guaranty or from the Renewables Company pursuant to the Intermediation Facility Guaranty or (B) terminate the commitments and/or other arrangements under the Intermediation Facility Documents in accordance therewith, in each case of this clause (ii) unless such performance or termination and/or other arrangements is expressly prohibited by this Agreement or any of the Intermediation Facility Documents, or (iii) the Term Loan Agent (or any other Term Loan Secured Party) to (A) require performance from the Company, Parent and Acknowledging Affiliates pursuant to the Term Loan Documents or (B) terminate the commitments and/or other arrangements under the Term Loan Documents in accordance therewith, in each case of this clause (iii) unless such performance or termination and/or other arrangements is expressly prohibited by this Agreement or any of the Term Loan Documents

Section 2.02.       Nature of Obligations.

(a)       The Term Loan Agent, for and on behalf of itself and the other Term Loan Secured Parties, expressly acknowledges and agrees that, subject to the limitations set forth in this Agreement and the applicable Intermediation Facility Documents, (i) certain of the Intermediation Facility Obligations are revolving in nature and that the amount thereof that may be outstanding at any time, or from time to time, may be increased or reduced and subsequently reborrowed, as applicable, (ii) the terms of such Intermediation Facility Obligations may be modified, supplemented, renewed, restructured, replaced, refinanced, extended or otherwise amended from time to time, and that the aggregate amount of the Intermediation Facility Obligations may be increased, replaced, renewed, extended, restructured or refinanced, in each such event, without notice to or consent by the Secured Parties and (iii) all Intermediation Facility Priority Collateral received by the Intermediation Facility Secured Parties may be applied, reversed, reapplied and credited or reborrowed, in whole or in part, to the Intermediation Facility Obligations at any time, in each case, without affecting the provisions hereof. The Lien priorities provided in Section 2.01 shall not be altered or otherwise affected by any such amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restructuring, application, reversal, restatement or refinancing of or waiver, consent or accommodation with respect to, any Intermediation Facility Obligations, or any portion thereof, to the extent in compliance with the terms of this Agreement.

(b)       The Intermediation Facility Representative for itself and the other Intermediation Facility Secured Parties, expressly acknowledges and agrees that, subject to the limitations set forth in this Agreement and the applicable Term Loan Documents, (i) the terms of the Term Loan Obligations may be modified, supplemented, renewed, restructured, replaced, refinanced, extended or otherwise amended from time to time, and that the aggregate amount of the Term Loan Obligations may be replaced, renewed, extended, restructured or refinanced, in each event, without notice to or consent by the Secured Parties (except to the extent required under Article 6) and (ii) all Term Loan Priority Collateral received by the Term Loan Agent may be applied, reversed, reapplied, reborrowed or credited in whole or in part, to the Term Loan Obligations in accordance with the Term Loan Agreement at any time, in each case, without affecting the provisions hereof. The Lien priorities provided in Section 2.01 shall not be altered or otherwise affected by any such amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restructuring, application, reversal, restatement or refinancing of or waiver, consent or accommodation with respect to, any Term Loan Obligations, or any portion thereof, to the extent in compliance with the terms of this Agreement.

Section 2.03. Additional Liens. The Term Loan Agent and the Intermediation Facility Representative each agree that it will not assert Liens on the other Secured Party’s Type of Collateral and that there is not intended to be shared Collateral other than business interruption insurance policies and the proceeds thereof which are subject to Section 3.08. The Term Loan Agent additionally agrees that it will not assert Liens on the Intermediation Title Property.

Section 2.04.      [Reserved].

Section 2.05.    Delivery of Termination Date Notices. Upon the occurrence of the Termination Date in respect of any Class of Secured Obligations, the Representative in respect of such Class of Secured Obligations shall deliver a written notice to the Representatives of the other Classes of Secured Obligations then outstanding stating that such Termination Date has occurred.

Section 2.06.   Reinstatement. To the extent any payment with respect to any First Priority Obligation (whether by or on behalf of any Grantor, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be avoided as a fraudulent conveyance, fraudulent transfer, or a preference in any respect, set aside or required to be paid to a debtor in possession or any trustee appointed therefor, any other Secured Party, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the First Priority Secured Parties and the other Secured Parties, be deemed to be reinstated and outstanding as if such payment, or payments, have not occurred and the terms and conditions of this Article 2 shall be fully applicable thereto until all such First Priority Obligations shall again have been paid in full in cash. To the extent any payment with respect to any Secured Obligation other than the First Priority Obligations (whether by or on behalf of any Grantor, as proceeds of security, enforcement of any right or setoff or otherwise) is declared to be avoided as a fraudulent conveyance, fraudulent transfer, or a preference in any respect, set aside or required to be paid to a debtor in possession or any trustee appointed therefor, any First Priority Secured Party, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the First Priority Secured Parties and the other Secured Parties, be deemed to be reinstated and outstanding as if such payment, or payments, have not occurred.

ARTICLE 3
ENFORCEMENT RIGHTS

Section 3.01.   Exclusive Enforcement.

With respect to each Type of Collateral, until the First Priority Obligations Payment Date, whether or not an Insolvency Proceeding has been commenced by or against any Grantor, the First Priority Representative (on behalf of itself and the other First Priority Secured Parties) shall have the exclusive right to take and continue (or refrain from taking or continuing) any Enforcement Action with respect to such Collateral in accordance with the applicable First Priority Documents, without any consultation with or consent of any other Secured Parties with respect to such Collateral. With respect to each Type of Collateral, upon the occurrence and during the continuance of an Event of Default (and subject to the provisions of the First Priority Documents), the First Priority Representative (on behalf of itself and the other First Priority Secured Party) may take and continue any Enforcement Action with respect to the applicable First Priority Obligations and such Collateral.

Section 3.02.   Standstill and Waivers.

(a)       With respect to each Type of Collateral, the other Representatives, on behalf of itself and the other Secured Parties, agrees, for the benefit of the First Priority Representative and each other First Priority Secured Party, that it will not (i) oppose, object to, interfere with, hinder or delay, in any manner, whether by judicial proceedings (including the filing of an Insolvency Proceeding) or otherwise, any foreclosure, sale, lease, exchange, transfer or other disposition of such Type of Collateral pursuant to an Enforcement Action or any other Enforcement Action with respect to Collateral taken by or on behalf of the First Priority Representative or any other First Priority Secured Party or (ii) take any action that is otherwise prohibited under this Agreement;

(b)       With respect to each Type of Collateral, each Representative, on behalf of itself and the other Secured Parties, agrees, for the benefit of the First Priority Representative and each other First Priority Secured Party, that until the First Priority Obligations Payment Date, they have no right to (x) direct the First Priority Representative or any other First Priority Secured Party to take any Enforcement Action with respect to such Collateral or (y) consent or object to the taking by the First Priority Representative or any other First Priority Secured Party of any Enforcement Action with respect to such Collateral or to the timing or manner thereof (or, to the extent they may have any such right described in this clause (b) as a junior lien creditor, they hereby irrevocably waive such right) regardless of whether any action or failure to act by or on behalf of the First Priority Representative or First Priority Secured Parties is adverse to the interest of the other Secured Parties;

(c)       With respect to each Type of Collateral, each Representative, on behalf of itself and the other Secured Parties, agrees, for the benefit of the First Priority Representative and each other First Priority Secured Party, that until the First Priority Obligations Payment Date, it will not institute any suit or other proceeding or assert in any suit, Insolvency Proceeding or other proceeding any claim against the First Priority Representative or any other First Priority Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise, with respect to, and none of the First Priority Representative nor any other First Priority Secured Party shall be liable for, any action taken or omitted to be taken by the First Priority Representative or any First Priority Secured Party with respect to such Collateral or pursuant to the First Priority Documents; provided that nothing in this Section 3.02(c) shall be construed to prevent or limit any party hereto from instituting any such suit or other proceeding to enforce the terms of this Agreement;

(d)       With respect to each Type of Collateral, each Representative, on behalf of itself and the other Secured Parties, agrees, for the benefit of the First Priority Representative and each other First Priority Secured Party, that until the First Priority Obligations Payment Date it will not take any Enforcement Action with respect to such Collateral;

(e)       With respect to each Type of Collateral, each Representative, on behalf of itself and the other Secured Parties, agrees, for the benefit of the First Priority Representative and each other First Priority Secured Party, that until the First Priority Obligations Payment Date they will not commence judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce their interest in or realize upon, such Collateral; and

(f)        With respect to each Type of Collateral, each Representative, on behalf of itself and the other Secured Parties, agrees, for the benefit of the First Priority Representative and each other First Priority Secured Party, that until the First Priority Obligations Payment Date, they will not seek, and hereby waive any right, to have such Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Collateral.

Section 3.03.    [Reserved].

Section 3.04.    Cooperation with respect to Collateral.

(a)       Access to Information. If any Representative takes actual possession of any documentation of a Grantor in accordance with the terms and conditions of the applicable Finance Documents (whether such documentation is in the form of a writing or is stored in any data equipment or data record in the physical possession of such Representative), then upon request of any other Representatives and reasonable advance notice, such Representative will permit such other Representative or its representative to inspect and copy such documentation if and to the extent such other Representative certifies to such Representative that:

(i)        such documentation contains or may contain information necessary or appropriate, in the good faith opinion of the Representative, to the enforcement of the Representative’s Liens upon any Collateral; and

(ii)       such Representative is entitled to receive and use such information under applicable law and the applicable Finance Documents and, in doing so, will comply with all obligations imposed by law or contract in respect of the disclosure, or use of such information (including any applicable confidentiality restrictions).

(b)       Access by Intermediation Facility Secured Party to Property to Process and Sell Inventory constituting Intermediation Facility Priority Collateral or Intermediation Title Property.

(i)        In the event the Term Loan Agent shall acquire control or possession of any of the Term Loan Priority Collateral or shall, through the exercise of remedies under the Term Loan Priority Collateral Documents or otherwise, sell any of the Term Loan Priority Collateral to any third party purchaser (“Third Party Purchaser”), the Term Loan Agent shall, to the extent permitted by law, permit the Intermediation Facility Representative (or shall require as a condition of such sale to the Third Party Purchaser that the Third Party Purchaser agree to permit the Intermediation Facility Representative), at the Intermediation Facility Representative’s option: (i) to enter any of the premises of any Grantor (or Third Party Purchaser) constituting such Term Loan Priority Collateral under such control or possession (or sold to a Third Party Purchaser) in order to inspect, remove or take any action with respect to the Intermediation Facility Priority Collateral or Intermediation Title Property or to enforce the Intermediation Facility Representative’s rights or remedies with respect thereto, including, but not limited to, the removal of Intermediation Facility Priority Collateral and/or Intermediation Title Property and the examination and duplication of any property (to the extent not Intermediation Facility Priority Collateral or Intermediation Title Property) under such control or possession (or sold to a Third Party Purchaser) consisting of books and records of any Grantor related to the Intermediation Facility Priority Collateral and/or the Intermediation Title Property; (ii) to use such property for the purpose of manufacturing or processing raw materials or work-in-process into finished inventory; and (iii) to use any of the property under such control or possession (or sold to a Third Party Purchaser) consisting of computers or other data processing equipment related to the storage or processing of records, documents or files pertaining to the Intermediation Facility Priority Collateral or the Intermediation Title Property and to use any of the property under such control or possession (or sold to a Third Party Purchaser) consisting of other equipment to handle, deal with or dispose of any (A) Intermediation Facility Priority Collateral pursuant to the Intermediation Facility Representative’s rights or remedies as set forth in the Intermediation Facility Security Documents, the Uniform Commercial Code of any applicable jurisdiction and other applicable law; or (B) Intermediation Title Property. Such use by the Intermediation Facility Representative of such property shall not be on an exclusive basis.

(ii)        The Intermediation Facility Representative, for itself and on behalf of the other Intermediation Facility Secured Parties, hereby acknowledges that, during the period any Intermediation Facility Priority Collateral or Intermediation Title Property shall be under control or possession of the Term Loan Agent, the Term Loan Agent shall not be obligated to take any action to protect or to procure insurance with respect to such Intermediation Facility Priority Collateral or Intermediation Title Property, it being understood that the Term Loan Agent shall not have any responsibility for loss or damage to the Intermediation Facility Priority Collateral or Intermediation Title Property (other than as a result of the gross negligence or willful misconduct of the Term Loan Agent or its agents (as applicable), as determined by a final non-appealable judgment of a court of competent jurisdiction) and that all the risk of loss or damage to the Intermediation Facility Priority Collateral or the Intermediation Title Property shall remain with the Intermediation Facility Secured Parties; provided, that, to the extent insurance obtained by the Term Loan Agent provides coverage for risks relating to access to or use of any Intermediation Facility Priority Collateral or Intermediation Title Property, the Intermediation Facility Representative will be made an additional named insured or a loss payee (as applicable) thereunder.

(iii)      The rights of the Intermediation Facility Representative set forth in clauses (i) and (ii) above shall continue until the later of (x) 180 days after the date on which the Intermediation Facility Representative receives written notice from the Term Loan Agent that the Term Loan Agent has control or possession of the Term Loan Priority Collateral at issue and (y) the sale or other disposition of such Term Loan Priority Collateral by the Term Loan Agent or the Term Loan Secured Parties (such period, the “Access Period”). The Access Period shall be tolled during the pendency of any Insolvency Proceeding of any Grantor or other proceedings pursuant to which the Intermediation Facility Representative or the other Intermediation Facility Secured Parties are effectively stayed from enforcing their rights against the Intermediation Facility Priority Collateral or the Intermediation Title Property. In no event shall any Term Loan Secured Parties take any action to interfere with, limit or restrict the rights of the Intermediation Facility Representative or any other Intermediation Facility Secured Parties or the exercise of such rights by the Intermediation Facility Representative or any other Intermediation Facility Secured Party to have access to or to use any of such Collateral pursuant to this Section 3.04(b) prior to the expiration of such period.

(iv)        During the period of actual occupation, use and/or control by the Intermediation Facility Representative (or its employees, agents, advisers and representatives) of any parcel or item of Term Loan Priority Collateral (constituting Real Property subject to a Mortgage), the Intermediation Facility Representative shall (v) use the Term Loan Priority Collateral in accordance with applicable law, (w) insure for damage to property and liability to persons, including property and liability insurance for the benefit of the Term Loan Secured Parties, (x) pay any utility, rental, lease or similar charges and payments owed to third parties that accrue during, or that arise as a result of, such use and/or control to the extent not paid for by the Grantors, (y) indemnify each Term Loan Secured Party from any claim, loss, damage, cost or liability arising from the Intermediation Facility Representative’s or any other Intermediation Facility Secured Party’s use of the Term Loan Priority Collateral (except for those arising from the gross negligence or willful misconduct of such Term Loan Secured Party), and (z) be obligated to repair at their expense any physical damage to such Term Loan Priority Collateral resulting from such occupancy, use or control, and to leave such Term Loan Priority Collateral in substantially the same condition as it was at the commencement of such occupancy, use or control, ordinary wear and tear excepted. Notwithstanding the foregoing, (i) in no event shall the Intermediation Facility Representative or any other Intermediation Facility Secured Party have any liability to the Term Loan Secured Parties pursuant to this Section 3.04(b) as a result of any condition (including any environmental condition, claim or liability) on or with respect to the Term Loan Priority Collateral existing prior to the date of the exercise by the Intermediation Facility Representative of its rights under this Section 3.04(b) and (ii) the Intermediation Facility Representative shall have no duty or liability to maintain the Term Loan Priority Collateral in a condition or manner better than that in which it was maintained prior to the use thereof by the Intermediation Facility Representative or any other Intermediation Facility Secured Party, or for any diminution in the value of the Term Loan Priority Collateral that results from ordinary wear and tear resulting from the use of the Term Loan Priority Collateral by the Intermediation Facility Secured Parties in the manner and for the time periods specified under this Section 3.04(b). Notwithstanding the rights granted in this Section 3.04(b), the Intermediation Facility Secured Parties shall cooperate with the Term Loan Secured Parties in connection with any efforts made by the Term Loan Secured Parties to sell any Term Loan Priority Collateral or otherwise exercise their rights and remedies with respect thereto, including, without limitation, the right to commence foreclosure of the Term Loan Priority Collateral or show the Term Loan Priority Collateral to prospective purchasers and to ready the Term Loan Priority Collateral for sale. The rights of the Intermediation Facility Secured Parties under this Section 3.04(b) shall automatically cease to apply to any Term Loan Priority Collateral from and after the date, if any, on which such Term Loan Priority Collateral is no longer physically located on any property subject to a Mortgage. No Representative nor any Secured Parties shall be responsible for perfecting or maintaining the perfection of Liens with respect to the Collateral for the benefit of the other Representatives or Secured Parties.

(c)       License. The Term Loan Agent, on behalf of the Term Loan Secured Parties, hereby irrevocably grants the Intermediation Facility Secured Party a non-exclusive worldwide license to or right to use, to the maximum extent permitted by applicable law, exercisable without payment of royalty or other compensation, any of the Intellectual Property now or hereafter owned by, licensed to, or otherwise exclusively used by the Grantors in order for the Intermediation Facility Secured Parties to purchase, use, market, repossess, possess, store, assemble, manufacture, process, sell, transfer, distribute or otherwise dispose of any asset included in the Intermediation Facility Priority Collateral or the Intermediation Title Property in connection with the liquidation, disposition, foreclosure or realization upon the Intermediation Facility Priority Collateral and the Intermediation Title Property in accordance with the terms of the Intermediation Facility Documents, in each case of the foregoing, in connection with an Enforcement Action with respect to such Intermediation Facility Priority Collateral or Intermediation Title Property; provided that such license shall expire on the earlier of (i) the Intermediation Facility Termination Date, (ii) in each case, the expiration of the Access Period and (iii) with respect to the Intermediation Facility Secured Parties only, the date that all or substantially all of the Intermediation Facility Priority Collateral or the Intermediation Title Property, in each case, has been liquidated, disposed of, foreclosed on or realized upon in full (the “License Expiration Date”); provided, further that the Intermediation Facility Representative exercising such rights and the Secured Parties represented by each of the foregoing shall be subject to the same obligations set forth in clauses Section 3.04(b)(ii) through Section 3.04(b)(iv) above. The Term Loan Agent agrees that any of the Intellectual Property constituting Term Loan Priority Collateral that is sold, transferred or otherwise disposed of (whether pursuant to an Enforcement Action or otherwise) prior to the License Expiration Date shall be subject to the rights of the Intermediation Facility Secured Party as set forth in this Section 3.04.

(d)       Grantor and Acknowledging Affiliate Consent.

(i)        The Company and the Acknowledging Affiliates consent to the performance by the Term Loan Agent of the obligations set forth in this Section 3.04 and acknowledge and agree that neither the Term Loan Agent nor any other Term Loan Secured Party, shall ever be liable for any action taken or omitted by the Intermediation Facility Representative or any other Intermediation Facility Secured Party or any of their respective officers, employees, agents successors or assigns in connection therewith or incidental thereto or in consequence thereof, including any improper use or disclosure of any proprietary information or other Intellectual Property by the Intermediation Facility Secured Parties or their officers, employees, agents, successors or assigns or any other damage to or misuse or loss of any property of the Grantors as a result of any action taken or omitted by the Intermediation Facility Secured Parties or any of their officers, employees, agents, successors or assigns.

(ii)       The Company and the Acknowledging Affiliates consent to the performance by the Intermediation Facility Secured Parties of the obligations set forth in this Section 3.04 and acknowledge and agree that the Intermediation Facility Secured Parties shall not be accountable or liable for any action taken or omitted by the Term Loan Agent or any holder of Term Loan Obligations or any of their respective officers, employees, agents successors or assigns in connection therewith or incidental thereto or in consequence thereof, including any improper use or disclosure of any proprietary information or other Intellectual Property by the Term Loan Agent, Term Loan Secured Party or any of their respective officers, employees, agents, successors or assigns or any other damage to or misuse or loss of any property of the Grantors as a result of any action taken or omitted by the Term Loan Agent or any holder of Term Loan Obligations or its officers, employees, agents, successors or assigns.

Section 3.05.    [Reserved.]

Section 3.06.    [Reserved].

Section 3.07.   Actions Upon Breach. With respect to each Type of Collateral, if any Secured Party (or any agent or other representative thereof) other than the First Priority Secured Parties with respect to such Type of Collateral in any way takes, attempts to or threatens to take any action with respect to such Type of Collateral (including any attempt to enforce any remedy on such Collateral, whether pursuant to the terms hereof or any other Finance Document or otherwise) in violation of this Agreement, or fails to take any action required by this Agreement, any First Priority Secured Party (in its or their own name or in the name of any Grantor) may obtain relief against such other Secured Party or agent or other representative thereof by injunction, specific performance and/or other appropriate equitable relief, including interposing as a defense or dilatory plea the making of this Agreement, it being understood and agreed by the other Representatives on behalf of each other Secured Party that (i) the damages of the First Priority Secured Parties from its actions may at that time be difficult to ascertain and may be irreparable, and (ii) each such other Secured Party waives any defense that any Grantor and/or the First Priority Secured Parties cannot demonstrate damage and/or be made whole by the awarding of damages.

Section 3.08.   Proceeds of Business Interruption Insurance. Notwithstanding anything to the contrary in this Agreement or any Intermediation Facility Documents, with respect to any and all proceeds of business interruption insurance constituting Intermediation Facility Priority Collateral, the Intermediation Facility Secured Parties shall be required to marshall, take, liquidate and exhaust all remedies and recoveries available to such Intermediation Facility Secured Parties with respect to (x) all other categories of Intermediation Facility Priority Collateral and (y) all insurance owned and held in the name of the Intermediation Facility Representative and/or the Intermediation Facility Secured Parties with respect to the Intermediation Facility Priority Collateral prior to receiving any recovery with respect to such proceeds of business interruption insurance with respect to Intermediation Facility Priority Collateral maintained by the Company as required by Section 17.1(b) of the Intermediation Agreement and such policy shall be the secondary policy with respect to Intermediation Facility Priority Collateral.

ARTICLE 4

APPLICATION OF PROCEEDS OF COLLATERAL; DISPOSITIONS AND RELEASES OF COLLATERAL; INSPECTION AND INSURANCE

Section 4.01.   Application of Proceeds; Turnover Provisions.

(a)       All proceeds of the Intermediation Facility Priority Collateral resulting from any Enforcement Action, and whether or not pursuant to any Insolvency Proceeding, and any distribution made in respect of Intermediation Facility Priority Collateral in any Insolvency Proceeding with respect to any Grantor, but subject in all respects to the conditions and limitations set forth in Section 3.08, shall be distributed as follows:

first, to the Intermediation Facility Representative for the payment in full in cash of all out of pocket fees, costs, indemnities and expenses (including reasonable and documented attorney’s fees and disbursements) of the Intermediation Facility Representative (in such capacity) in connection with any such Enforcement Action or protection of its rights under any Intermediation Facility Document or otherwise by reason of the occurrence of a default thereunder;

second, to the Intermediation Facility Secured Parties for the payment in full in cash of the Intermediation Facility Obligations not paid pursuant to clause first above in accordance with the Intermediation Facility Documents;

finally, to the relevant Grantor, or as a court of competent jurisdiction may direct.

If any Enforcement Action with respect to the Intermediation Facility Priority Collateral produces non-cash proceeds, then such non-cash proceeds shall be held by the Intermediation Facility Representative and, at such time as such non-cash proceeds are monetized, shall be applied as set forth above.

(b)       All proceeds of the Term Loan Priority Collateral resulting from any Enforcement Action, and whether or not pursuant to an Insolvency Proceeding, and any distribution made in respect of Term Loan Priority Collateral in any Insolvency Proceeding with respect to any Grantor, shall be distributed as follows:

first, to the Term Loan Agent, for the payment in full in cash out of pocket fees, costs, indemnities and expenses (including reasonable and documented attorney’s fees and disbursements) of the Term Loan Agent (in such capacity) in connection with any such Enforcement Action or protection of its rights under the Term Loan Documents or otherwise by reason of the occurrence of a default thereunder;

second, to the Term Loan Agent for the payment in full in cash of the Term Loan Obligations not paid pursuant to clause first above in accordance with the Term Loan Documents to be further paid in accordance with the provisions of the Term Loan Agreement;

finally, to the relevant Grantor, or as a court of competent jurisdiction may direct.

If any Enforcement Action with respect to the Term Loan Priority Collateral produces non-cash proceeds, then such non-cash proceeds shall be held by the Term Loan Agent and, at such time as such non-cash proceeds are monetized, shall be applied as set forth above.

(c)       With respect to each Type of Collateral, until the occurrence of the First Priority Obligations Payment Date, no Secured Party other than the First Priority Secured Party with respect to such Collateral may accept any such Type of Collateral, including any such Collateral constituting proceeds, in satisfaction, in whole or in part, of its Secured Obligations in violation of Section 3.08, 4.01(a) or 4.01(b). Any Type of Collateral received by any such other Secured Party that is not permitted to be received pursuant to the preceding sentence shall be segregated and held in trust and promptly turned over to the First Priority Representative to be applied in accordance with Section 3.08, 4.01(a) or 4.01(b), as the case may be, in the same form as received, with any necessary endorsements, and each Secured Party hereby authorizes the First Priority Representative to make any such endorsements as agent for such other Representative (which authorization, being coupled with an interest, is irrevocable until the First Priority Obligations Payment Date). Upon the turnover of such Type of Collateral as contemplated by the immediately preceding sentence, the other Secured Obligations purported to be satisfied by the payment of such Type of Collateral shall be immediately reinstated in full as though such payment had never occurred.

(d)       In connection with any asset sale by a Grantor that includes both Intermediation Facility Priority Collateral and Term Loan Priority Collateral (unless otherwise agreed by both the Intermediation Facility Representative and the Term Loan Agent and as provided by Section 3.08), such proceeds thereof shall be allocated as follows: (i) proceeds attributable to Intermediation Facility Priority Collateral shall be allocated to the Intermediation Facility Priority Collateral and (ii) all proceeds attributable to Term Loan Priority Collateral shall be allocated to the Term Loan Priority Collateral.

(e)       Notwithstanding anything to the contrary contained in this Agreement, any Term Loan Document or any Intermediation Facility Document, each Grantor and the Intermediation Facility Representative, agrees that prior to the receipt of any notice of an Enforcement Action from the Intermediation Facility Representative, the Term Loan Agent is hereby permitted to treat all cash, Cash Equivalents, Money, collections and payments deposited in any deposit account subject to a deposit account control agreement or similar agreements (the “Term Loan Deposit Accounts”) in favor of the Term Loan Agent or otherwise received by the Term Loan Agent as Term Loan Priority Collateral. For the avoidance of doubt, the Term Loan Agent hereby agrees that if the Term Loan Deposit Accounts contain any cash, Cash Equivalents or Money, which constitutes proceeds of the Intermediation Facility Priority Collateral, then, upon obtaining knowledge or notice from the Intermediation Facility Representative or any Grantor that such cash, Cash Equivalents or Money constitutes proceeds of the Intermediation Facility Priority Collateral the Term Loan Agent shall (x) hold such proceeds in trust for the Intermediation Facility Representative and turn over such proceeds to the Company to be applied to the Intermediation Facility Obligations or reinvested, in each case, in accordance with the Intermediation Agreement to the extent required or (y) if an Event of Default (as defined in the Intermediation Agreement) has occurred and is continuing, hold such proceeds in trust for the Intermediation Facility Representative and turn over such proceeds to the Intermediation Facility Representative as soon as practicable in accordance with Section 4.01(c).

ARTICLE 5
INSOLVENCY PROCEEDINGS

Section 5.01.     Filing of Motions. No Secured Party shall, in or in connection with any Insolvency Proceeding, file any pleadings or motions, take any position at any hearing or proceeding of any nature, or otherwise take any action whatsoever, in each case to challenge, contest or otherwise object to the scope, validity, enforceability, perfection or priority of any Liens held by any other Secured Party on account of Secured Obligations, the value or allowability of any claims (including any claims for Post-Petition Interest) of any other Secured Party under Section 506(a) of the Bankruptcy Code or otherwise, or assert or support any claim for costs or expenses of preserving or disposing of any Collateral under Section 506(c) of the Bankruptcy Code or any similar provision of any other Debtor Relief Law, and no Secured Party shall support any other Person doing any of the foregoing.

Section 5.02.     Financing Matters.

(a)       With respect to each Type of Collateral, prior to the First Priority Obligations Payment Date, if any Grantor becomes subject to any Insolvency Proceeding, and if the First Priority Representative (acting at the direction of the requisite First Priority Secured Parties) consents to the use of such Type of Collateral (for the avoidance of doubt, including to the use of cash collateral) by any Grantor during any Insolvency Proceeding or provides financing to any Grantor under the Bankruptcy Code or consents to the provision of such financing to any Grantor by any third party to be secured (pari or senior to the First Priority Obligations on such Type of Collateral at the option of such First Priority Secured Parties) at least in part by such Type of Collateral (and, if also secured by the other Type of Collateral, secured only by Liens on such other Collateral that are junior to the Liens on such Collateral securing the First Priority Obligations on such other Type of Collateral) (any such financing, whether provided by the First Priority Secured Parties or any third party, being referred therein as a “DIP Financing”), then the other Representatives agrees, on behalf of itself and the other Secured Parties, that each such Secured Party (i) will be deemed to have consented to, will raise no objection to, and will not support any other Person objecting to, the use of such Collateral or to such DIP Financing, (ii) shall only request or accept adequate protection in connection with the use of such Collateral or such DIP Financing as permitted by Section 5.04, (iii) to the extent the Liens on the Collateral securing any First Priority Obligations are subordinated or pari passu with such DIP Financing, will subordinate (and will be deemed hereunder to have subordinated) the other Liens and any Adequate Protection Liens provided in respect thereof, (A) to the Liens on such Collateral securing the DIP Financing (and all obligations relating thereto) on the same terms and conditions as the First Priority Liens on such Collateral are subordinated, if applicable, thereto (and such subordination will not alter in any manner the terms of this Agreement), (B) to any adequate protection, including Adequate Protection Liens, provided to the First Priority Secured Parties with respect to such Collateral and (C) to any customary “carve-out” from such Collateral for professional and United States Trustee fees agreed to by the First Priority Representative (or the other First Priority Secured Parties) and, if not the First Priority Secured Parties, the Person providing such DIP Financing, as applicable, (iv) that any notice of such events found to be adequate by the court presiding over the Insolvency Proceeding shall be adequate notice, (v) that such DIP Financing does not compel any Grantor to seek confirmation of any specific plan of reorganization for which all or substantially all of the materials terms are set forth in the court order authorizing such DIP Financing or the accompanying financing documentation, or as may be acceptable to the First Priority Representative (each, acting at the direction of the respective requisite Secured Parties), (vi) will not oppose or object to the exercise by the First Priority Representative and the First Priority Secured Parties of the right to “credit bid” any of the First Priority Obligations pursuant to Section 363(k) of the Bankruptcy Code or other applicable law (or the amount of such credit bid), (vii) will not seek to “credit bid” any of its Secured Obligations other than its First Priority Obligations pursuant to Section 363(k) of the Bankruptcy Code or other applicable law, without providing for payment in full in cash of the First Priority Obligations upon the closing of such credit bid, and (viii) and will not propose, seek and/or support confirmation of any plan of reorganization to which the First Priority Representative and the First Priority Secured Parties have not consented in writing unless such plan provides for payment in full in cash of the First Priority Obligations. All Liens granted to the Intermediation Facility Secured Party or Term Loan Agent in any Insolvency Proceeding, whether as adequate protection or otherwise, are intended by the parties to be and shall be deemed to be subject to the Lien priority and the other terms and conditions of this Agreement. For clarity, (i) none of the Term Loan Agent nor the Term Loan Secured Parties shall seek to “prime” the Lien of the Intermediation Facility Secured Party on the Intermediation Facility Priority Collateral or request, seek or receive a Lien on the Intermediation Facility Priority Collateral pursuant to Section 364(d) of the Bankruptcy Code, and (ii) the Intermediation Facility Secured Party shall not seek to “prime” the Liens of the Term Loan Agent and the Term Loan Secured Parties on the Term Loan Priority Collateral or request, seek or receive a Lien on the Term Loan Priority Collateral pursuant to Section 364(d) of the Bankruptcy Code.

(b)       Notwithstanding the foregoing, the provisions of Section 5.02(a) permitting the provision of DIP Financing to be secured by Collateral to the extent the amount of such DIP Financing does not exceed the sum of (i) the aggregate outstanding principal amount of the applicable First Priority Obligations as of the date of commencement of any such Insolvency Proceeding (the “Petition Date”) plus (ii) an amount equal to 10% of the applicable First Priority Obligations as of the Petition Date. For purposes of this clause (b), the “principal amount” of all First Priority Obligations shall refer to the aggregate amount of all monetary payment obligations that are First Priority Obligations as of such date.

Section 5.03.     [Reserved].

Section 5.04.    Adequate Protection. With respect to each Type of Collateral, each Representative, on behalf of itself and the other respective Secured Parties, agrees that none of them shall object to, contest, or support any other Person objecting to or contesting, (i) any request by the First Priority Representative or any other First Priority Secured Party for adequate protection with respect to their First Priority Liens in such Collateral, including, without limitation, in the form of Adequate Protection Liens, superpriority claims, interest, fees, expenses or other amounts or (ii) any objection by the First Priority Representative or any other First Priority Secured Party to any motion, relief, action or proceeding based on a claim of a lack of adequate protection with respect to such Type of Collateral or (iii) the payment of interest, fees, expenses or other amounts to the First Priority Representative or any other First Priority Secured Party under section 506(b) of the Bankruptcy Code or otherwise with respect to such Type of Collateral. Notwithstanding anything contained in this Agreement, in any Insolvency Proceeding, the Representative and the other Secured Parties with respect to each Type of Collateral, may seek, support, accept or retain adequate protection solely in the form of (v) only if the First Priority Secured Parties are granted an Adequate Protection Lien on additional or replacement collateral (whether consisting of existing or future assets) as adequate protection for the value of their First Priority Liens in connection with any DIP Financing secured by such Collateral or any use of such Collateral, an Adequate Protection Lien on such additional or replacement collateral, subordinated to any Liens of the First Priority Secured Parties on such additional or replacement collateral, (w) only if the First Priority Secured Parties are granted superpriority claims (other than any superpriority claims granted to First Priority Secured Parties providing DIP Financing on account of obligations with respect to such DIP Financing), superpriority claims junior in all respects to the superpriority claims granted to the First Priority Secured Parties, (x) payment of the fees and expenses of the other Secured Parties, (y) any form of adequate protection that is consistent with the priorities set forth in this Agreement and (z) non-monetary adequate protection that is customarily provided in an Insolvency Proceeding, including, without limitation, the provision of information and the ability to monitor such Type of Collateral. With respect to each Type of Collateral, in the event any Secured Party receives adequate protection for its Liens on such Collateral in the form of Adequate Protection Liens on additional or replacement collateral (whether consisting of existing or future assets), then the Representative, on behalf of itself and the other Secured Parties, (i) consents to the First Priority Representative having a senior Adequate Protection Lien on such additional or replacement collateral as adequate protection for the First Priority Liens on such Collateral and agrees that any such Adequate Protection Liens granted to the other Secured Parties on additional or replacement collateral shall be subordinated to the Liens on such additional or replacement collateral securing the First Priority Obligations and any DIP Financing (and all obligations relating thereto) and any Adequate Protection Liens on such replacement or additional collateral granted to the First Priority Secured Parties, with such subordination to be on the same terms that the other Liens on such Collateral are subordinated to the First Priority Liens under this Agreement and (ii) agrees that, if the court in the Insolvency Proceeding does not grant the First Priority Secured Parties a senior Adequate Protection Lien on such additional collateral, then the other Secured Parties shall be deemed to hold and have held their Adequate Protection Lien on such additional collateral for the benefit of the First Priority Secured Parties (and each such Lien so deemed to have been held shall be subject in all respects to the provisions of this Agreement, including without limitation the Lien priority provisions set forth in Section 2.01) and until the First Priority Obligations Payment Date, any distributions in respect of such additional collateral received by the other Secured Parties shall be segregated and held in trust and promptly turned over to the First Priority Representative to repay the First Priority Obligations; provided that, in each case, any Lien granted on any additional or replacement collateral shall be subject to this Agreement with its priority based on the Type of Collateral hereunder. Upon the turnover of such distributions as contemplated by the immediately preceding sentence, the other Secured Obligations purported to be satisfied by such distributions shall be immediately reinstated in full as though such payment had never occurred.

Section 5.05.     Avoidance Issues.

With respect to each Type of Collateral, if any First Priority Secured Party is required in any Insolvency Proceeding or otherwise to disgorge, turn over or otherwise pay to the estate of any Grantor, because such amount was avoided or ordered to be paid or disgorged for any reason, including because it was found to be a fraudulent or preferential transfer, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of set-off, recoupment, or otherwise, then the First Priority Obligations shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred, and the First Priority Obligations Payment Date shall be deemed not to have occurred for all purposes hereunder. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and each such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto with respect to such Recovery. The Secured Parties (other than the First Priority Secured Parties) with respect to each Type of Collateral agree that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation with respect to Collateral made in accordance with this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement.

Section 5.06.     Asset Dispositions in an Insolvency Proceeding.

(a)       With respect to each Type of Collateral, each Representative, on behalf of itself and the other Secured Parties, without limiting any rights under Section 3.01, agrees that, until the First Priority Obligations Payment Date, they will not contest, protest or object (or support any other Person in contesting, protesting or objecting) to, will not request adequate protection in connection with, and will be deemed to have consented pursuant to Section 363(f) of the Bankruptcy Code or any similar provision of any other Debtor Relief Law to, any sale or disposition of any such Collateral free and clear of their Liens on or other interests in such Collateral under Section 363 or Section 1129 of the Bankruptcy Code or any similar provision of any other Debtor Relief Law (and to any proposed bid protections, sale procedures, retention of professionals in connection with such sale or disposition and other similar matters related to such sale or disposition) if the First Priority Representative consents in writing to the sale or disposition, in each case so long as (i) either (A) pursuant to court order, all First Priority Liens attach to the proceeds of the sale or disposition for application in accordance with the distribution and allocation provisions of Section 4.01 (it being understood and agreed that such proceeds may not be sufficient to effect the occurrence of the First Priority Obligations Payment Date), or (B) the proceeds of the sale or disposition of such Collateral received by First Priority Representative in excess of those necessary to achieve the occurrence of the First Priority Obligations Payment Date, are distributed in accordance with this Agreement, the UCC and applicable law, and (ii) the rights of each Representative and Secured Parties to credit bid on such Collateral in any such sale or disposition in accordance with Section 5.06(b) are not impaired; provided that the cash component of such bid must be sufficient to, and must, cause the First Priority Obligations Payment Date to occur immediately upon the closing of any resulting sale or disposition.

(b)       Notwithstanding anything contained in this Agreement to the contrary, each Secured Party shall expressly have the right to bid or credit bid any of its Secured Obligations for or purchase the Collateral at any public, private or judicial foreclosure or sale of any Collateral (including a “partial credit bid”) or in an Insolvency Proceeding or otherwise; provided that any such credit bid or partial credit bid of the Secured Obligations (other than the First Priority Obligations) must provide for the payment in full in cash of the First Priority Obligations on closing of any resulting disposition (to the extent then outstanding).

(c)       If a single sale or disposition of Collateral includes both Intermediation Facility Priority Collateral and Term Loan Priority Collateral, the allocation of proceeds shall be as provided in Section 4.01(d). If the parties are unable after negotiating in good faith to agree on the allocation of the purchase price between the Intermediation Facility Priority Collateral and the Term Loan Priority Collateral, either party may apply to the court in such Insolvency Proceeding to make a determination of such allocation, and the court’s determination, once final and non-appealable, shall be binding upon the parties.

Section 5.07.    [Reserved].

Section 5.08.    Plans of Reorganization.

(a)          With respect to each Type of Collateral, if the claims of the First Priority Secured Parties and the claims held by the other Secured Parties constitute only one secured claim pursuant to any plan of reorganization or similar dispositive restructuring plan proposed in an Insolvency Proceeding (rather than separate classes of secured claims subject to the relative Lien priorities set forth in this Agreement), notwithstanding the objection to, and vote against, such plan by such Secured Parties in accordance with Section 5.07, no Secured Party other than the First Priority Secured Parties (whether in the capacity of a secured or an unsecured creditor) shall support or vote in favor of such plan of reorganization or similar dispositive restructuring plan unless such plan (i) pays off, in cash in full, all First Priority Obligations or (ii) is supported by the First Priority Representative. With respect to each Type of Collateral, each Representative (other than the First Priority Representative), on behalf of itself and the other applicable Secured Parties, further agrees that no such Secured Party (whether in the capacity of a secured or an unsecured creditor) shall propose, support or vote in favor of any plan of reorganization or similar dispositive restructuring plan that (i) is inconsistent with the priorities and other provisions of this Agreement or (ii) without the consent of the First Priority Representative or the support of the requisite First Priority Secured Parties in accordance with Section 1126(c) of the Bankruptcy Code, does not pay off, in cash in full, all First Priority Obligations on the effective date of such plan.

(b)         With respect to each Type of Collateral, if, in any Insolvency Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a plan of reorganization or similar dispositive restructuring plan, on account of any Secured Obligations, then, to the extent the debt obligations distributed on account of the Secured Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations

Section 5.09.  Other Matters. With respect to each Type of Collateral, to the extent that any Representative or any other Secured Party other than the First Priority Representative or any other First Priority Secured Party has or acquires rights under Section 363 or Section 364 of the Bankruptcy Code with respect to any of such Type of Collateral, each Representative agrees, on behalf of itself and the other Secured Parties, not to assert any of such rights in violation of this Agreement; provided that if requested by the First Priority Representative, the other Representative shall timely exercise such rights in the manner requested by the other Representative, including any rights to payments in respect of such rights.

Section 5.10.  No Waiver of Rights of First Priority Secured Parties. With respect to each Type of Collateral, nothing contained herein shall prohibit or in any way limit the First Priority Representative or any other First Priority Secured Party from objecting in any Insolvency Proceeding or otherwise to any action taken by any other Secured Party in respect of the Collateral, other than any action taken by such other Secured Party that is expressly permitted by this Agreement.

Section 5.11.  Effectiveness in Insolvency Proceedings. This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under Section 510(a) of the Bankruptcy Code, shall be effective before, during and after the commencement of an Insolvency Proceeding. All references in this Agreement to any Grantor shall include such Grantor as a debtor-in-possession and any receiver or trustee for such Grantor in any Insolvency Proceeding, and the rights and obligations hereunder of the Secured Parties with respect to each Type of Collateral shall be fully enforceable as between such parties regardless of the pendency of Insolvency Proceedings or any related limitations on the enforcement of this Agreement against any Grantor.

Section 5.12.   Section 1111 of the Bankruptcy Code. Until the First Priority Obligations Payment Date, no Representative nor any Secured Party (other than the First Priority Representative and the First Priority Secured Parties) shall seek to exercise any rights under Section 1111(b) of the Bankruptcy Code or any similar provision under any Debtor Relief Law. All rights of First Priority Secured Parties to exercise any rights under Section 1111(b) of the Bankruptcy Code or any similar provision of any other Debtor Relief Law, if any, are reserved and unaltered by this Agreement.

ARTICLE 6

MATTERS RELATING TO FINANCE DOCUMENTS

Section 6.01.   Amendments to Finance Documents.

(a)       The Finance Documents may be amended, amended and restated, supplemented, modified, refinanced, replaced, renewed, extended or restructured from time to time in accordance with their terms, and the Indebtedness thereunder may be Refinanced; provided, however, that no such amendment, amendment and restatement, supplement, modification, replacement, renewal, extension, restructuring or Refinancing shall (it being understood and agreed that any DIP Financing under Section 5.02 shall not be subject to the terms of this Article 6), without the consent of the Intermediation Facility Secured Parties and the Term Loan Required Lenders, (i) contravene any provision of this Agreement (provided, that if the Intermediation Facility Termination Date shall have occurred, the consent of the Intermediation Facility Secured Parties shall not be required, and if the Term Loan Termination Date shall have occurred, the consent of the Term Loan Required Lenders shall not be required); provided further that, in the case of a Refinancing, the holders of the Indebtedness resulting from such Refinancing, or a duly authorized agent on their behalf, agree in writing to be bound by the terms of this Agreement, (ii) [reserved], (iii) [reserved], (iv) [reserved], (v) change (to an earlier date) the scheduled maturity date (as defined in the Term Loan Agreement), (vi) make the conditions to permit prepayments more restrictive and (vii) converting revolving loans to term loans.

(b)       Each of the Grantors and the Representatives agrees that each of the Term Loan Documents and the Intermediation Facility Security Documents shall contain the applicable provisions set forth on Annex II hereto, or similar provisions approved by the Representatives, which approval shall not be unreasonably withheld or delayed.

Section 6.02.   Consents. The Term Loan Agent, the Intermediation Facility Secured Party, the Company and the Acknowledging Affiliates each hereby consent to (i) the entry into and performance of the Intermediation Facility Documents and the transactions thereunder and (ii) the entry into and performance of the Term Loan Documents and transactions thereunder.

ARTICLE 7

RELIANCE; WAIVERS; ETC.

Section 7.01. Reliance. The First Priority Documents with respect to each Type of Collateral are deemed to have been executed and delivered, and all extensions of credit thereunder are deemed to have been made or incurred, in reliance upon this Agreement. With respect to each Type of Collateral, the Representative, on behalf of it itself and the other applicable Secured Parties, expressly waives all notice of the acceptance of and reliance on this Agreement by the other Secured Parties.

Section 7.02. No Warranties or Liability. The First Priority Representative with respect to each Type of Collateral acknowledges and agrees that it has not made any express or implied representation or warranty including with respect to the execution, validity, legality, completeness, collectability or enforceability of any First Priority Document or the ownership of any Type of Collateral. Except as otherwise provided in this Agreement and the First Priority Representative with respect to each Type of Collateral will be entitled to manage and supervise their respective extensions of credit to any Grantor in accordance with law and their usual practices, modified from time to time as they deem appropriate.

Section 7.03. No Waivers. No right or benefit of any party hereunder shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of such party or any other party hereto or by any noncompliance by any Grantor with the terms and conditions of any of the Finance Documents. Until the First Priority Obligations Payment Date the other Secured Parties agree not to assert and hereby waive, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Collateral or any other similar rights a junior secured creditor may have under applicable law.

Section 7.04. Obligations Unconditional. All rights, interests, agreements and obligations of the Intermediation Facility Representative, the Intermediation Facility Secured Parties and the Term Loan Agent and the Term Loan Secured Parties, respectively, hereunder shall remain in full force and effect irrespective of:

(a)       any lack of validity or enforceability of any First Priority Document and regardless of whether the Liens of the First Priority Secured Parties are not perfected or are voidable for any reason;

(b)       any change in the time, manner or place of payment of, or in any other terms of, all or any of the First Priority Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof or any refinancing, whether by course of conduct or otherwise, of the terms of any First Priority Document;

(c)       any exchange, release or lack of perfection of any Lien on any Type of Collateral or any other asset, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the First Priority Obligations or any guarantee thereof;

(d)       the commencement of any Insolvency Proceeding in respect of any Grantor; or

(e)       any other circumstances which otherwise might constitute a defense available to, or a discharge of, any Grantor in respect of any Secured Obligation or of any Secured Party (other than the applicable First Priority Secured Party) in respect of this Agreement.

ARTICLE 8
MISCELLANEOUS

Section 8.01.   Conflicts. Except as otherwise provided herein, in the event of any conflict between the provisions of this Agreement and the provisions of any First Priority Document, the provisions of this Agreement shall govern.

Section 8.02.   Continuing Nature of Provisions. This Agreement shall continue to be effective, and shall not be revocable by any party hereto, until the First Priority Obligations Payment Date shall have occurred with respect to each Type of Collateral. This is a continuing agreement and the First Priority Secured Parties may continue, at any time and without notice to the other parties hereto, to extend credit and other financial accommodations, lend monies and provide indebtedness to, or for the benefit of, any Grantor on the faith hereof.

Section 8.03.   Amendments; Waivers. No amendment or modification of any of the provisions of this Agreement shall be effective unless the same shall be in writing and signed by each of the Intermediation Facility Representative and the Term Loan Agent, and, in the case of amendments or modifications that adversely affect the rights, duties or obligations of the Company and the other Grantors, the Company and the other Grantors.

Section 8.04.   Information Concerning Financial Condition of the Company and the Other Grantors. With respect to each Type of Collateral, the First Priority Representative, on behalf of itself and the other First Priority Secured Parties, hereby agree that each Secured Party assumes responsibility for keeping itself informed of the financial condition of the relevant Grantors and all other circumstances bearing upon the risk of nonpayment of the First Priority Obligations. With respect to each Type of Collateral, the Secured Parties, and the Representatives, on behalf of itself and the other Secured Parties, hereby agree that no party shall have any duty to advise any other party of information known to it regarding such condition or any such circumstances. In the event any Secured Party, in its sole discretion, undertakes at any time or from time to time to provide any information to any other Secured Party, it shall be under no obligation (a) to provide any such information to such other party or any other party on any subsequent occasion, (b) to undertake any investigation or (c) to disclose any other information.

Section 8.05.   Additional Grantors. The Company agrees that, if any Subsidiary of the Parent owns any assets that would constitute Intermediation Facility Priority Collateral after the Second Amendment and Restatement Date, it will promptly cause such Subsidiary to become a Grantor hereto by executing and delivering an instrument in the form of Annex III. The Grantors agree that, if any Person shall become a Subsidiary of the Parent that is not required to become a Grantor under the foregoing sentence after the Second Amendment and Restatement Date (including the Renewables Company), it will promptly cause such Subsidiary to become an Acknowledging Affiliate. Whether or not such instrument is executed and delivered, such Person shall be bound as a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of such instrument shall not require the consent of any other party hereunder and will be acknowledged by the Representatives. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

Section 8.06.   GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS.

(a)       THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)       Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding will be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement against any other party or their respective properties in the courts of any jurisdiction.

(c)       Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in Section 8.06(b). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)       Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.08. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 8.07.   WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER FINANCE DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN OR RELATED THERETO.

Section 8.08.   Notices.

(a)       Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(i)       If to a Grantor:

Vertex Refining Alabama LLC

1331 Gemini, #250

Houston, Texas 77058

Attention: Ben Cowart, President

E-mail: XXXXXXXXXXXX

with a copy to (which shall not constitute notice):

Bracewell LLP

31 W. 52nd Street, Suite 1900

New York, NY 10019-6118

Attention: Brian Rogers

Email: brian.rogers@bracewell.com

(ii)      If to Cantor Fitzgerald Securities, as Term Loan Agent:

Cantor Fitzgerald Securities, as Agent

110 East 59th Street

New York, NY 10022

Attn: R. Yeh/Contract Management (Vertex)

E-mail: XXXXXXXXXXXX; XXXXXXXXXXXX with a copy to:

900 West Trade Street, Suite #725

Charlotte, NC 28202

Attn: Bobbie Young

Email: BYoung@cantor.com

With a copy to (which shall not constitute notice):

Shipman & Goodwin LLP

One Constitution Plaza

Hartford, CT 06103

Attention: Nate Plotkin

Email: nplotkin@goodwin.com

Sidley Austin LLP

787 7th Avenue

New York, NY 10019

Attention: Leslie Plaskon and Michele Nudelman

Email: lplaskon@sidley.com; mnudelman@sidley.com

(iii)      If to Macquarie Energy North America Trading Inc., as Intermediation Facility Representative:

All Legal Notices:

Macquarie Energy North America Trading Inc.

500 Dallas Street, Suite 3300

Houston, Texas 77002

Attn: XXXXXXXXXXXX

Deal Management:

500 Dallas Street, Suite 3300

Houston, Texas 77002

Attn: US Deal Management Team

Email: XXXXXXXXXXXX

(iv)      If to the Lenders:

with a copy to:

Sidley Austin LLP

787 7th Avenue

New York, NY 10019

Attention: Leslie Plaskon, Michele Nudelman

Email: lplaskon@sidley.com; mnudelman@sidley.com

(b)      The parties hereto may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. All notices hereunder shall be deemed to have been given when received at the address, electronic mail, or telecopy set forth above.

Section 8.09. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and each of the Secured Parties and their respective successors and permitted assigns, and nothing herein is intended, or shall be construed to give, any other Person any right, remedy or claim under, to or in respect of this Agreement, any Collateral or any Type thereof or any Intermediation Title Property. All references to any Grantor shall include any Grantor as debtor-in-possession and any receiver or trustee for such Grantor in any Insolvency Proceeding.

Section 8.10. Headings. Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 8.11. Further Assurances. The First Priority Representative, on behalf of itself and the First Priority Secured Parties, and the Company agree that each of them shall take (and, in the case of the Company, shall cause the other Grantors to take) such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the First Priority Representative may reasonably request, at the expense of the Grantors, to effectuate the terms of and the Lien priorities contemplated by this Agreement.

Section 8.12. Subrogation. With respect to the value of any payments or distributions in cash, property or other assets that any Representative pays over to the First Priority Secured Parties under the terms of this Agreement, the other junior Secured Parties shall be subrogated to the rights of the First Priority Secured Parties; provided, that, the other Representatives hereby agrees not to assert or enforce any such rights of subrogation it may acquire as a result of any payment hereunder until the First Priority Obligations Payment Date has occurred. The Company acknowledges and agrees that the value of any payments or distributions in cash, property or other assets so paid over shall not reduce any of the payor’s Secured Obligations.

Section 8.13. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 8.14. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or electronic transmission (e.g., “pdf” file) shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement shall become effective when it shall have been executed by each party hereto.

Section 8.15. Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Intermediation Facility Secured Party on the one hand, and the Term Loan Agent and the Term Loan Secured Parties, on the other hand, with respect to the Collateral and the Intermediation Facility Secured Party, on the on the one hand, and the Term Loan Agent and the Term Loan Secured Parties, on the other hand, with respect to the Intermediation Title Property and Intermediation Facility Priority Collateral. Nothing in this Agreement shall create vary or modify the rights or duties of the Term Loan Secured Parties, inter se, under the Term Loan Documents or the rights or duties of the Intermediation Facility Secured Parties under the Intermediation Facility Documents. Except with respect to liability for breach of an obligation under this Agreement, no Representative shall have any liability to any other party hereto relating to this Agreement or the matters contemplated hereby.

Section 8.16. No Third Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and its respective successors and assigns and shall inure to the benefit of and bind each of First Priority Secured Parties and the other Secured Parties. Subject to Section 8.03, in no event shall any Grantor be a party to or a third party beneficiary of this Agreement.

Section 8.17. Concerning the Term Loan Agent. Except as expressly set forth herein, the Term Loan Agent shall not have any duties or obligations in respect of any of the Collateral, all of such duties and obligations, if any, being subject to and governed by the applicable Term Loan Documents. To the extent that it does not supersede or contradict any of the terms set forth in this Agreement, it is understood and agreed that Cantor Fitzgerald Securities is entering into this Agreement in its capacity as collateral agent under the Term Loan Agreement and the provisions of the Term Loan Agreement applicable to Cantor Fitzgerald Securities as collateral agent thereunder (including its rights, privileges, immunities and indemnities) shall also apply to Cantor Fitzgerald Securities as Term Loan Agent hereunder.

ARTICLE 9

AGREEMENTS WITH RESPECT TO INTERMEDIATION TITLE PROPERTY

Section 9.01. Turnover. Unless and until the Discharge of Intermediation Facility Obligations, in the event that any of the Term Loan Agent or the Term Loan Secured Parties now or hereafter obtains possession of any Intermediation Title Property and is actually aware thereof, such Person shall immediately deliver to the Intermediation Facility Representative (or as the Intermediation Facility Representative may reasonably direct), at the expense of the Grantors, such Intermediation Title Property in whatever form possessed by the Term Loan Agent or the Term Loan Secured Parties (and until delivered to the Intermediation Facility Representative such Intermediation Title Property shall be held in trust for the Intermediation Facility Representative for itself and for the benefit of the other Intermediation Facility Secured Parties).

Section 9.02. UCC Notices. In the event that any party hereto shall be required by the UCC or any other applicable law to give notice to the other of an intended disposition of Intermediation Title Property or Collateral, respectively, such notice shall be given in accordance with Section 8.08 hereof and ten (10) days’ notice shall be deemed to be commercially reasonable.

Section 9.03. Further Assurances with Respect to Intermediation Title Property. Each of the Intermediation Facility Representative and the Term Loan Agent agrees to take such actions as may be reasonably requested by the other party, whether before, during or after an exercise by any Intermediation Facility Secured Party of any rights or remedies with respect to any Intermediation Title Property, in order to effectuate the terms and Lien priorities hereof and to otherwise give effect to the provisions of this Agreement including, without limitation, to the extent that such party has the ability to do so, to allow access to and removal of their respective assets and collateral.

Section 9.04. Additional Understanding and Agreements with Respect to Intermediation Title Property. Each of the parties hereto agrees that:

(a)       nothing in this Agreement impairs or otherwise adversely affects any rights or remedies (including any netting, right of set-off or recoupment under any of the Intermediation Facility Documents) that the Intermediation Facility Secured Parties may have with respect to that Intermediation Title Property; provided that in no event shall (x) any Intermediation Facility Obligations whether by netting, right of set-off, recoupment or assertion of any claims whatsoever, including by any Affiliate of any Intermediation Facility Secured Parties be added to the Term Loan Obligations or (y) any Term Loan Obligations whether by netting, right of set-off, recoupment or assertion of any claims whatsoever, including by any Affiliate of any Intermediation Facility Secured Parties be permitted to be asserted against the Intermediation Facility Priority Collateral;

(b)       nothing in this Agreement is intended to impair or shall impair the obligations of the Company or any other Grantor, which obligations are absolute and unconditional, to pay the Intermediation Facility Obligations and the Term Loan Obligations as and when the same shall become due and payable in accordance with their terms (after giving effect to any netting, rights of set-off or recoupment under the Intermediation Facility Documents); provided that in no event shall (x) any Intermediation Facility Obligations whether by netting, rights of set-off, recoupment, or assertion of any claims whatsoever, including by any Affiliate of any Intermediation Facility Secured Parties be added in the Term Loan Obligations or (y) any Term Loan Obligations whether by netting, rights of set-off, recoupment or assertion of any claims whatsoever, including by any Affiliate of any Intermediation Facility Secured Parties be permitted to be asserted against the Intermediation Facility Priority Collateral; and

(c)       for the avoidance of doubt, the Intermediation Facility Secured Party shall be entitled to sell Intermediation Facility Priority Collateral and Intermediation Title Property free and clear of all Liens of the Term Loan Agent.

Section 9.05. Additional Understanding and Agreements of the Term Loan Agent. Notwithstanding any rights or remedies (if any) available under the Term Loan Documents, any related documents, the UCC, other applicable law or otherwise, the Term Loan Agent (on behalf of itself and the other Term Loan Secured Parties) shall not:

(a)       contest, protest or object to, or support any other person in contesting, protesting or objecting to, in any proceeding or action (including any bankruptcy, insolvency or liquidation proceeding) the Intermediation Facility Secured Parties’ title to or ownership of, or other rights in, all or any part of the Intermediation Title Property;

(b)       directly or indirectly, exercise or seek to exercise any rights or remedies with respect to any of the Intermediation Title Property or institute any action or proceeding with respect to such rights or remedies, including any action to foreclose, execute, levy, collect on, take possession or control of, sell or otherwise realize upon any of the Intermediation Title Property (and to the extent the Term Loan Agent receives proceeds of any such actions, the Term Loan Agent shall hold such proceeds in trust for the Intermediation Facility Secured Party and promptly pay over such proceeds to the Intermediation Facility Secured Party in the form received with all necessary endorsements); or

(c)       contest, protest or object to, or support any other person in contesting, protesting or objecting to, in any proceeding or action (including any bankruptcy, insolvency or liquidation proceeding) any proceeding or action brought by or on behalf of the Intermediation Facility Secured Parties to execute, levy, collect on, take possession or control of, sell or otherwise realize upon any of the Intermediation Title Property, or any other exercise by or on behalf of the Intermediation Facility Secured Parties of any rights and remedies relating to, the Intermediation Title Property under the Intermediation Facility Documents, the UCC, other applicable law or otherwise.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

COMPANY:	VERTEX REFINING ALABAMA LLC

	By:	/s/ Benjamin P. Cowart
	Name:	Benjamin P. Cowart
	Title:	President and Chief Executive Officer

ACKNOWLEDGING AFFILIATES:	VERTEX ENERGY, INC.

	By:	/s/ Benjamin P. Cowart
	Name:	Benjamin P. Cowart
	Title:	President and Chief Executive Officer

VERTEX ENERGY OPERATING, LLC

By:	/s/ Benjamin P. Cowart
Name:	Benjamin P. Cowart
Title:	President and Chief Executive Officer

VERTEX REFINING, LA, LLC

By:	/s/ Benjamin P. Cowart
Name:	Benjamin P. Cowart
Title:	President and Chief Executive Officer

VERTEX RECOVERY MANAGEMENT, LLC

By:	/s/ Benjamin P. Cowart
Name:	Benjamin P. Cowart
Title:	President and Chief Executive Officer

[Signature Page to Second Amended and Restated Intercreditor Agreement]

VERTEX REFINING NV, LLC

By:	/s/ Benjamin P. Cowart
Name:	Benjamin P. Cowart
Title:	President and Chief Executive Officer

VERTEX SPLITTER CORPORATION

By:	/s/ Benjamin P. Cowart
Name:	Benjamin P. Cowart
Title:	Director

VERTEX REFINING MYRTLE GROVE LLC

By:	/s/ Benjamin P. Cowart
Name:	Benjamin P. Cowart
Title:	President and Chief Executive Officer

CRYSTAL ENERGY, LLC

By:	/s/ Benjamin P. Cowart
Name:	Benjamin P. Cowart
Title:	President

VERTEX ACQUISITION SUB, LLC

By:	/s/ Benjamin P. Cowart
Name:	Benjamin P. Cowart
Title:	President and Chief Executive Officer

BANGO OIL LLC

By:	/s/ Benjamin P. Cowart
Name:	Benjamin P. Cowart
Title:	President and Chief Executive Officer

[Signature Page to Second Amended and Restated Intercreditor Agreement]

CEDAR MARINE TERMINALS, L.P.

By:	/s/ Benjamin P. Cowart
Name:	Benjamin P. Cowart
Title:	President and Chief Executive Officer

CROSSROAD CARRIERS, L.P.

By:	/s/ Benjamin P. Cowart
Name:	Benjamin P. Cowart
Title:	President and Chief Executive Officer

VERTEX RECOVERY, L.P.

By:	/s/ Benjamin P. Cowart
Name:	Benjamin P. Cowart
Title:	President and Chief Executive Officer

H&H OIL, L.P.

By:	/s/ Benjamin P. Cowart
Name:	Benjamin P. Cowart
Title:	President and Chief Executive Officer

[Signature Page to Second Amended and Restated Intercreditor Agreement]

VERTEX II GP, LLC

By:	/s/ Benjamin P. Cowart
Name:	Benjamin P. Cowart
Title:	President and Chief Executive Officer

TENSILE-MYRTLE GROVE ACQUISITION CORPORATION

By:	/s/ Benjamin P. Cowart
Name:	Benjamin P. Cowart
Title:	President and Chairman of the Board

VERTEX MERGER SUB, LLC

By:	/s/ Benjamin P. Cowart
Name:	Benjamin P. Cowart
Title:	President and Chief Executive Officer

VERTEX RENEWABLES LLC

By:	/s/ Benjamin P. Cowart
Name:	Benjamin P. Cowart
Title:	President and Chief Executive Officer

VERTEX RENEWABLES ALABAMA LLC

By:	/s/ Benjamin P. Cowart
Name:	Benjamin P. Cowart
Title:	President and Chief Executive Officer

[Signature Page to Second Amended and Restated Intercreditor Agreement]

CANTOR FITZGERALD SECURITIES,
as Term Loan Agent

By:	/s/ James Buccola
	Name:	James Buccola
	Title:	Head of Fixed Income

[Signature Page to Second Amended and Restated Intercreditor Agreement]

MACQUARIE ENERGY NORTH AMERICA TRADING INC.,
as Intermediation Facility Secured Party

By:	/s/ Brian Houstoun
	Name:	/s/ Brian Houstoun
	Title:	Senior Managing Director

By:	/s/ Travis McCullough
	Name:	Travis McCullough
	Title:	Division Director

[Signature Page to Second Amended and Restated Intercreditor Agreement]